STOCK OPTION

                              (ANIL V. SHAH, M.D.)

      THIS STOCK OPTION (the "Option") is issued this 16th day of November, 2004, by Integrated Healthcare Holdings, Inc., a Nevada corporation ("Optionor"), to Anil V. Shah, M.D. ("Optionee").

                                 R E C I T A L S

      A. Optionor and Optionee are parties to that certain Purchase Option Agreement, dated November 16, 2004 (the "Purchase Option Agreement").

      B. In consideration of the mutual agreements set forth in the Purchase Option Agreement, Optionor desires to grant to Optionee this Option to acquire shares of its common stock on the terms and conditions specified herein.

                                A G R E E M E N T

      1. GRANT OF OPTION. Optionor hereby grants to Optionee an irrevocable, non-transferable option (the "Option") to purchase 10,000,000 shares of Optionor's Common Stock (the "SHARES") at an exercise price (the "EXERCISE PRICE") of $0.25 per share, subject to adjustment as provided herein. The Option shall be exercisable at any time prior to November 30, 2005 (the "EXPIRATION DATE"), but only if Optionee (or his assignee under the Purchase Option Agreement) has fully exercised the "Option" under the Purchase Option Agreement by exercising all three "Tranches" (as such terms are defined in the Purchase Option Agreement) and delivering to Optionor a total of $17,500,000 in connection with such exercise. The Expiration Date will be extended to a date that is one year after the Optionor's closing at its acquisition of the property as defined in the Purchase Option Agreement, if later than November 30, 2004.

      2. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number of Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of any of the following events:

            (a) If at any time Optionor subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If at any time the outstanding shares of Common Stock of Optionor are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (b) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to this Section 2, the number of Shares purchasable upon exercise hereof simultaneously shall be adjusted by multiplying the number of Shares issuable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

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            (c) Optionor shall give notice to Optionee of any event or transaction that results in an adjustment in the Exercise Price, within ten business days thereof, at Optionee's address as it appears on the books of Optionor, including a computation of such adjustment and any adjustment in the number of Shares for which Optionee may exercise this Option and any further information as shall be necessary to confirm the computation of such adjustments.

            (d) So long as this Option is outstanding, if (i) Optionor pays any dividend or makes any distribution upon the Common Stock, (ii) Optionor offers to the holders of the Common Stock for subscription or purchase by them any share of any class of capital stock or any other rights or (iii) any capital reorganization of Optionor, reclassification of the capital stock of Optionor, consolidation, merger or other business combination of Optionor with or into another entity, sale, lease or transfer of all or substantially all of the assets of Optionor to another entity, or voluntary or involuntary dissolution, liquidation or winding up of Optionor shall be effected, then in any such case, Optionor shall cause to be mailed by certified mail to Optionee, at least ten days prior to the date specified in clause (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights offering or (y) such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up shall take place and the date, if any to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      3. MANNER OF EXERCISE. Optionee may exercise this Option by delivering to Optionor, on or prior to the Expiration Date, a written notice of election to exercise this Option ("NOTICE OF EXERCISE"). The Notice of Exercise shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. Such notice shall be accompanied by payment in cash, certified check or bank draft in the amount of, or with the prior consent of the Optionor's board of directors, any other lawful form of consideration representing, the full purchase price of such shares. As soon as practicable following receipt by the Optionor of the Notice of Exercise and full payment of the Exercise Price, the Optionor shall deliver (or cause to be delivered) to Optionee, appropriate original stock certificates in the name of Optionee representing the Shares. The Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. If this Option is exercised in part, the remaining portion of this Option shall continue to be exercisable during the term hereof, and Optionor shall, upon Optionee's request, issue to Optionee a replacement Option for the remaining amount of Shares.

      4. RESTRICTED SECURITIES. The share certificates delivered to the Optionee upon exercise of this Option will bear a legend indicating that the Shares represented thereby are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144") and are not transferable outside of Rule 144 unless a registration statement filed with the Securities and Exchange Commission covering the Shares is in effect at the time of the transfer thereof.

      5. TAXES. Optionor shall pay any transfer tax payable by reason of the granting of this Option and all other fees and expenses necessarily incurred by the Optionor in connection therewith. 6. MISCELLANEOUS.

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            6.1. NOTICES. All notices or communications required or permitted under this Option shall be given in writing and delivered personally or sent by United States registered or certified mail with postage prepaid and return receipt requested or by overnight delivery service (e.g., Federal Express, DHL). Notice shall be deemed given when sent, if sent as specified in this Section, or otherwise deemed given when received. In each case, notice shall be delivered or sent to:

           If to Optionor, addressed to:   Integrated Healthcare Holdings, Inc.
                                           695 Town Center Drive, Suite 260
                                           Costa Mesa, CA 92626
                                           Attention: Chief Executive Officer

           If to Optionee, addressed to:   Anil V. Shah, M.D.
                                           2621 South Bristol Street, #108
                                           Santa Ana, California 92704

            6.2. ENTIRE AGREEMENT. This Option, together with the Purchase Option Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended except in writing.

            6.3. BINDING ON SUCCESSORS. This Option binds and benefits the respective parties hereto and their respective heirs, legal representations, designees, successors and assigns.

            6.4. ATTORNEYS' FEES. In any legal action or proceeding to enforce or interpret the terms of this Option, the finally prevailing party shall be entitled to recover reasonable attorneys' fees, in addition to any other relief to which that party may be entitled.

            6.5. GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the state of California without regard to its choice of laws principles.

            6.6. GENDER. As used herein, the masculine gender includes the feminine and neuter, and the singular number includes the plural and the plural number includes the singular, wherever the context requires.

            6.7. DISPUTE RESOLUTION. In the event of any dispute arising out of or relating to this Option, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the Orange County branch of JAMS ("JAMS") to be governed by JAMS' Commercial Rules of Arbitration in effect at the time of the commencement of the arbitration (the "JAMS RULES") and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys' fees, expert witness fees, and costs incurred in connection with any arbitration.

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            6.8. COUNTERPARTS. This Option may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Optionor has executed this Option as of the date first above written.

 "OPTIONOR":                               INTEGRATED HEALTHCARE HOLDINGS, INC.,
                                           a Nevada corporation


                                           By: /s/ Larry B. Anderson
                                           -------------------------------------
                                           Larry B. Anderson, President



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